Exhibit 32.1

ERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Moshe Gerber, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of IR-Med, Inc. on Form 10-K for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents in all material respects the financial condition and results of operations of IR-Med, Inc. as of and for the year ended December 31, 2022. This written statement is being furnished to the Securities and Exchange Commission as an exhibit accompanying such annual report and shall not be deemed filed pursuant to the Securities Exchange Act of 1934.

By:	/s/ Moshe Gerber
Moshe Gerber, Chief Executive Officer

Date: March 29, 2023